Exhibit 4.1

EXECUTION VERSION

XEROX HOLDINGS CORPORATION,

the GUARANTORS from time to time parties hereto,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of March 11, 2024

3.75% Convertible Senior Notes due 2030

i

Section 17.16.	Applicable Law	104
Section 17.17.	USA PATRIOT Act	104
Section 17.18.	Tax Matters	104

	EXHIBIT

Form of Face of Note		A-1

v

INDENTURE, dated as of March 11, 2024, between XEROX HOLDINGS CORPORATION, a New York corporation, as issuer (the “Company”), the GUARANTORS from time to time parties hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS the Company has duly authorized the issuance of its 3.75% Convertible Senior Notes due 2030 (the “Notes”), initially in an aggregate principal amount not to exceed $400,000,000, and each of the Guarantors has duly authorized the issuance of its Note Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture;

WHEREAS, the form of Note, the certificate of authentication to be borne by each Note, the form of Notice of Conversion, the form of Fundamental Change Repurchase Notice and the form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company and the Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Note Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular unless the context otherwise requires. Words importing any gender include the other genders. “Or” is not exclusive.

“ABL Credit Agreement” means the Credit Agreement, dated as of May 22, 2023, among the Company, Xerox Corporation, certain Subsidiaries of Xerox Corporation party thereto, as borrowers and/or guarantors, the lenders and issuing banks party thereto and Citibank, N.A., as administrative agent, collateral agent and swing line lender, and as amended, restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.07(e), Section 4.07(f) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 13.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” shall have the meaning specified in Section 17.16.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 13.01(b). The Company shall initially act as the Bid Solicitation Agent, although the Company may, from time to time, change the Bid Solicitation Agent.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Amount” shall have the meaning specified in Section 13.02(a)(iii).

“Cash Percentage” shall have the meaning specified in Section 13.02(a)(iii).

“Clause A Distribution” shall have the meaning specified in Section 13.04(c).

“Clause B Distribution” shall have the meaning specified in Section 13.04(c).

“Clause C Distribution” shall have the meaning specified in Section 13.04(c).

The term “close of business” means 5:00 p.m., New York City time.

“Closing Price” means, with respect to the Common Stock or any other security for which a Closing Price is to be determined, on any date, the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported for composite transactions by The Nasdaq Global Select Market or, if the Common Stock or such other security, as the case may be, is not then listed on The Nasdaq Global Select Market, as reported for composite transactions by the principal United States national or regional securities exchange on which the Common Stock or such other security is traded. The Closing Price will be determined without reference to after-hours or extended market trading. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Closing Price” shall be the last quoted bid price for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the “Closing Price” shall be the average of the mid-point of the last bid and asked prices for the Common Stock or such other security on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose. Any such determination shall be conclusive absent manifest error.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $1.00 per share, at the date of this Indenture, subject to Section 13.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by any Officer, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 13.02(c).

“Conversion Obligation” shall have the meaning specified in Section 13.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 13.01(a).

“Conversion Reference Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to December 15, 2029, the 40 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice pursuant to Section 16.02 and prior to the Scheduled Trading Day immediately preceding the relevant Redemption Date, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after December 15, 2029, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Corporate Event” shall have the meaning specified in Section 13.01(b)(iii).

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at (i) solely for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion is located at 111 Filmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust – Xerox Holdings Corporation, and (ii) for all other purposes is located at CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103, Attention: Global Corporate Trust – Xerox Holdings Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Conversion Reference Period, one-fortieth (1/40th) of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” means the $1,000, divided by 40.

“Daily Net Settlement Amount” means, for each of the 40 consecutive VWAP Trading Days during the relevant Conversion Reference Period:

(a) if the Company does not elect a Cash Amount or the Company elects (or is deemed to have elected) a Cash Amount of $0 as set forth herein, a number of shares of the Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day;

(b) if the Company elects a Cash Amount corresponding to a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Conversion Value and the Daily Measurement Value; or

(c) if the Company elects a Cash Amount corresponding to a Cash Percentage of less than 100% but greater than 0% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Conversion Value and the Daily Measurement Value and (y) the Cash Percentage, plus (ii) a number of shares of Common Stock equal to the product of (x) (A) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day and (y) 100% minus the Cash Percentage.

“Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the Conversion Reference Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, the Daily Net Settlement Amount.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days during the relevant Conversion Reference Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “XRX <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“De-Legending Deadline Date” means, with respect to any Note, the 385th day after the Last Original Issuance Date of such Notes.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 13.04(c).

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Effective Date” shall have the meaning specified in Section 13.03(c), except that, as used in Section 13.04 and Section 13.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock, regular way on the relevant exchange or in the relevant market for the Common Stock, to its buyer (in the form or due bills or otherwise). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number shall not be considered “regular way” for purposes of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, (and any successor statute) and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” means any Finance SPE, Xerox Financial Services LLC and any Subsidiary of Xerox Financial Services LLC primarily engaged in financing activities

“Exempted Fundamental Change” means a Fundamental Change that satisfies each of the conditions set forth in Section 15.01(f) and with respect to which the Company elects to invoke the provisions of such Section 15.01(f).

“Finance SPE” means (a) any Receivables Subsidiary and (b) any Subsidiary that (i) is a special purpose financing vehicle, (ii) was created solely for the purpose of facilitating the incurrence of Indebtedness or issuance of Capital Stock by the Company or any Subsidiary, (iii) has no business other than the facilitation of such incurrence or issuance and activities incidental thereto and (iv) is capitalized with an amount not materially more than the cash proceeds received by such Finance SPE from such transaction.

“Foreign Subsidiary” means any Subsidiary of the Company (a) that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary (including, for the avoidance of doubt, any Subsidiary of the Company which is organized and existing under the laws of Puerto Rico or any other territory of the United States of America) or (b) that has no material assets other than securities or indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof), and/or other assets (including cash, Cash Equivalents and Temporary Cash Investments) relating to an ownership interest in any such securities, indebtedness, intellectual property or Subsidiaries.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(a) except in connection with a transaction described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the voting power of the Company’s Common Stock;

(b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction, with such holders’ proportional voting power immediately after such transaction being in substantially the same proportions as their respective voting power before such transaction, shall not be a Fundamental Change;

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock ceases to be listed on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares, common equity interests, American Depositary Receipts or American Depositary Shares that are listed on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, subject to the provisions of Section 13.02.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(c).

“Fundamental Change Repurchase” means any repurchase of Notes pursuant to Article 15.

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantor” means each of (i) of Xerox Corporation and Xerox Business Solutions, LLC and (ii) any Person that executes a Note Guarantee in accordance with the provisions of this Indenture after the date hereof, and their respective successors and assigns, in each case, until such Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder,” as applied to any Note, means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” has the meaning given in the Senior Notes Indenture (in effect on the Senior Notes Closing Date and without giving effect to any modifications). If there is no indebtedness outstanding thereunder, then Indebtedness means “Indebtedness” as such term is defined in the Senior Notes Offering Memorandum.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Dividend Threshold” shall have the meaning specified in Section 13.04(d).

“Initial Purchasers” means Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and PNC Capital Markets LLC.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on September 15, 2024.

“Issue Date” means March 11, 2024.

“LTM EBITDA” has the meaning given in, and shall be calculated in accordance with, the Senior Notes Indenture (as in effect on the Senior Notes Closing Date and without giving effect to any amendments or modifications thereto). If there is no indebtedness outstanding under the Senior Notes Indenture, then LTM EBITDA means “LTM EBITDA” as such term is defined in the Senior Notes Offering Memorandum.

“Last Original Issuance Date” means (a) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the date of this Indenture; and (b) with respect to any Notes issued pursuant to Section 2.11, and any Notes issued in exchange therefor or in substitution thereof, the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means March 15, 2030.

“Measurement Period” shall have the meaning specified in Section 13.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Guarantee” or “Note Guarantees” shall have the meaning specified in Section 14.01.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 13.02(b).

“Notice of Default” shall have the meaning specified in Section 6.01(f).

“Offering Memorandum” means the preliminary offering memorandum dated March 5, 2024, as supplemented by the related pricing term sheet dated March 6, 2024, relating to the offering and sale of the Notes and the Note Guarantees.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate signed by an Officer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

The term “open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, and who shall be acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 13 and required to be cancelled pursuant to Section 2.09;

(e) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.11; and

(f) Notes redeemed pursuant to Article 16.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated as of March 6, 2024, between the Company and Citigroup Global Markets Inc., as representative of the Initial Purchasers.

“Qualified Receivables Transaction” means any transaction or arrangement or series of transactions or arrangements entered into by the Company or any of its Subsidiaries in order to monetize or otherwise finance, or as a result of which it may receive earlier than otherwise due amounts that will become receivable or be earned in the future in respect of, a discrete pool (which may be fixed or revolving) of Receivables, leases or other financial assets including (1) any sale and assignment of receivables agreements and (2) any financing contracts and any transaction or arrangement that is not a sale or transfer but pursuant to and by virtue of which a Person succeeds to, and becomes entitled to, the rights under or in respect of such Receivables, leases or other financial assets (in each case whether now existing or arising in the future), and which may include a Lien on (a) Receivables, (b) deposit or other accounts (and the funds or investments from time to time credited thereto) established in connection with a Qualified

Receivables Transaction to secure obligations of the Company or any Subsidiary arising in connection with or otherwise related to such transaction, (c) any promissory note issued by the Company or any Subsidiary evidencing the repayment of amounts directly or indirectly distributed to the Company or any Subsidiary from any such accounts and (d) any assets of or equity interests in each and any Receivables Subsidiary used to facilitate such transaction.

“Receivables” means, with respect to any Person, all of such Person’s contract rights, instruments, documents, chattel papers (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Person, in each case, arising out of or in connection with the sale, lease or other disposition of inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created.

“Receivables Subsidiary” means a Subsidiary that is a special purpose entity that (x) borrows against Receivables or purchases, leases or otherwise acquires Receivables or sells, disposes, assigns, leases, conveys, or otherwise transfers Receivables to one or more third party purchasers or another Receivables Subsidiary in connection with a Qualified Receivables Transaction, (y) engages in other activities that are necessary or desirable to effectuate the activities described in the definitions of Qualified Receivables Transaction or Third-Party Vendor Financing Program, or (z) is established or then used solely for the purpose of, and is established or then used solely for the purpose of, and has no business other than, owning a Receivables Subsidiary, servicing Receivables owned by a Receivables Subsidiary, owning or holding title to the property or assets giving rise to such Receivables or any activities incidental thereto (including those described in the definitions of Qualified Receivables Transaction or Third-Party Vendor Financing Program); provided, that a Receivables Subsidiary shall not be required to be a special purpose entity if it is a Foreign Subsidiary that is not a Guarantor and any Securitization Arrangement with respect to such Receivables Subsidiary shall not have recourse against the Company or any Restricted Subsidiary.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest on such Notes, if any, to, but excluding, the related Redemption Date (unless such Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case any unpaid interest accrued to the Interest Payment Date will be paid by the Company to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes to be redeemed).

“Reference Property” shall have the meaning specified in Section 13.07(a).

“Reference Property Unit” shall have the meaning specified in Section 13.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 or September 15 Interest Payment Date, respectively.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note Legend” shall have the meaning specified in Section 2.05(c).

“Restricted Subsidiary” means a “Restricted Subsidiary” under the Senior Notes Indenture (as in effect on the Senior Notes Closing Date and without giving effect to any amendments or modifications thereto). If there is no indebtedness outstanding under the Senior Notes Indenture, then “Restricted Subsidiary” shall have the meaning ascribed to such term under such other Indebtedness similar to the Senior Notes as selected by the Issuer or, if not applicable, shall mean a Subsidiary.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not so listed or admitted for trading on any such exchange, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, (and any successor statute) and the rules and regulations promulgated thereunder.

“Securitization Arrangements” has the meaning assigned to such term in the ABL Credit Agreement as amended, restated, amended and restated, modified or otherwise supplemented from time to time.

“Senior Notes Closing Date” means the date of execution of the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture to be entered into between the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, which governs the Company’s 8.875% Senior Notes due 2029 (the “Senior Notes”), as amended, restated, amended and restated, modified or otherwise supplemented from time to time.

“Senior Notes Offering Memorandum” means the final offering memorandum, dated March 6, 2024, for the offering of the Senior Notes.

“Settlement Amount” shall have the meaning specified in Section 13.02(a)(iv).

“Settlement Method” shall have the meaning specified in Section 13.02(a).

“Settlement Notice” shall have the meaning specified in Section 13.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 13.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that would constitute a “significant subsidiary” within the meaning of Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act as in effect on the date of this Indenture.

“Spin-Off” shall have the meaning specified in Section 13.04(c).

“Stock Price” shall have the meaning specified in Section 13.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Third-Party Vendor Financing Program” means each and any arrangement by the Company or any Subsidiary of third-party vendor financing directly or indirectly for customers of the Company and its Subsidiaries including (a) the sale of a financing business of any Person (other than the Company or a Guarantor), (b) sales, dispositions, assignments, leases, licenses, conveyances or other transfers of all or any portion of the business of, and assets relating to the business of, providing billing, collection and other services in respect of finance, lease and other receivables of any Person (other than the Company or a Guarantor); (c) Qualified Receivables Transactions and (d) other arrangements for the indirect financing of Receivables wherein a third-party financier makes loans to Subsidiaries that are Finance SPEs in respect of Receivables generated by the Company and its Subsidiaries, whether generated prior to or during such arrangements and whether the relevant transaction is treated as on or off the Company’s consolidated balance sheet.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Closing Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Notes obtained by the Bid Solicitation Agent for $1,000,000 aggregate principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that (i) if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used and (ii) if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used; provided further that if the Bid Solicitation Agent cannot reasonably obtain any such bids, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the applicable Conversion Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 13.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Valuation Period” shall have the meaning specified in Section 13.04(c).

“VWAP Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.

“Wholly Owned Domestic Subsidiary” means as to any Person, any Domestic Subsidiary of such Person, and of which such Person owns, directly or indirectly through one or more Wholly Owned Domestic Subsidiaries, all of the Capital Stock of such Domestic Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.07(e), Section 4.07(f) or Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “3.75% Convertible Senior Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $400,000,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in fully registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. Each Note shall be dated the date of its authentication. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months (and for partial months, on the basis of the number of days actually elapsed in a 30-day month) and shall accrue from the first original issue date or from the most recent date to which interest is paid or duly provided for.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the

Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or pdf or other electronically-imaged signature (including, without limitation, DocuSign or AdobeSign) of an Officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes to the effect that all conditions provided for in the Indenture relating to the issuance, authentication and delivery of such Notes (including any covenants compliance with which constitutes a condition precedent) have been complied with.

The Company Order shall specify the amount of Notes to be authenticated (including the initial amount of Rule 144A Notes), and the applicable rate at which interest will accrue on such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or by pdf or other electronically-imaged signature (including, without limitation, DocuSign or AdobeSign) by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Conversion Agent, the Paying Agent, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15, (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part or (iv) any Notes between a Regular Record Date and corresponding Interest Date.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Subject to Section 2.06, every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Subject to Section 2.06, until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Last Original Issuance Date of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend (the “Restricted Note Legend”) in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF XEROX HOLDINGS CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

The Notes issued pursuant to the Purchase Agreement will initially be issued with a restricted CUSIP number.

Without limiting the generality of Section 2.06, any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Trustee or the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Trustee or the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be completed by the Company in accordance with the applicable procedures of the Depositary.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note or (iv) the Company and a beneficial owner of a Note agree, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) or (iv) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, the Note Registrar, the Conversion Agent or any other agent of the Company or the Trustee shall have any responsibility or liability for the payment of amounts to beneficial holders, any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary with respect to Global Notes.

(d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF XEROX HOLDINGS CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred (or issued upon conversion of a Note that has been transferred) pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold (or issued upon conversion of a Note that has been sold) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.09, and upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered.

(f) The Trustee shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Depositary and any other registered Holder of Notes) of any notice (including any Optional Redemption Notice or Notice of Tax Redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its direct or indirect participants..

(g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Removal of Transfer Restrictions. Without limiting the generality of any other provision of this Indenture (including Section 4.07(e) and Section 4.07(f)), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.06 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Depositary in accordance with its procedures, and to the Trustee of notice, signed on behalf of the Company by one of its Officers, to such effect and stating that the conditions precedent to such removal have been satisfied (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.06 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (a) the Company shall effect such exchange or procedure as soon as reasonably practicable; and (b) for purposes of Section 4.07(f), such Global Note shall not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or for redemption or is about to be converted in accordance with Article 13 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, redemption, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, redemption, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.08. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and upon receipt of a Company Order, the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes upon the written request of the Company. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.09. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. Upon receipt of a Company Order requesting cancellation, all Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere; provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.11. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price, the date from which interest will accrue and, possibly, the date on which interest shall initially be paid) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have a separate CUSIP number. For the avoidance of doubt, notwithstanding any other provision of this Indenture to the contrary, for purposes of Section 4.07(e) and Section 4.07(f), in the event additional Notes are issued pursuant to this Section 2.11, references to the “Last Original Issuance Date” of the Notes with respect to such additional Notes shall refer only to such additional Notes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover the matters covered by the Officer’s Certificate and Opinion of Counsel required to be delivered pursuant to Section 2.04 in respect of the Notes being executed, authenticated and delivered pursuant to that Section. In addition, the Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.09 and upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture, the Note Guarantees and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of the Notes and this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.07) have been delivered to the Trustee for cancellation; or (ii) the Company or any Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and/or shares of Common Stock or, if applicable, solely to satisfy the Conversion Obligation, other Reference Property (in respect of conversions) sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and any Guarantor to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States an office or agency (which shall initially be the Corporate Trust Office of the Trustee) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the United States.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that no office of the Trustee shall be a place for service of legal process on the Company. In acting hereunder and in connection with the Notes, the Paying Agent, Note Registrar, the Custodian and Conversion Agent shall act solely as an agent of the Company, and will not thereby assume any obligation towards or relationship of agency or trust for or with any Holder.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent in U.S. dollars a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date, and if such deposit is not received by 11:00 a.m., New York City time, on such due date, such deposit will be deemed deposited on the next Business Day.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee in U.S. dollars all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts. Upon the occurrence of any event specified in Section 6.01(i) or Section 6.01(j), the Trustee shall automatically become the Paying Agent.

(d) Subject to applicable abandoned property laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that neither the Trustee nor Paying Agent shall withhold paying such money or securities back to the Company until, at the Company’s expense, they publish (in no event later than five days after the Company requests repayment) in a newspaper of general circulation in The City of New York, or mail or send to each registered Holder, a notice stating that such money or securities shall be paid back to the Company if unclaimed after a date no less than 30 days from the date of such publication or notification.

Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Trustee with written notice of any change to its name, jurisdiction of incorporation or change to its corporate organization.

Section 4.06. Additional Guarantors. If, after the Issue Date, any existing or future Wholly Owned Domestic Subsidiary (excluding any Excluded Subsidiary) that is not a Guarantor incurs, or enters into definitive and operative documentation pursuant to which committed financing is available with respect to (whether or not such financing is drawn), any Indebtedness for borrowed money with an aggregate outstanding principal amount in excess of $250.0 million (any such indebtedness, “Material Indebtedness”) measured individually other than (i) indebtedness in connection with Qualified Receivables Transactions or Third-Party Vendor Financing Programs or (ii) intercompany indebtedness, then the Company shall cause such Wholly-Owned Domestic Subsidiary to execute and deliver to the Trustee (within 30 days thereafter) a supplemental indenture or other instrument with respect to this Indenture pursuant to which such Wholly-Owned Domestic Subsidiary will become a Guarantor under this Indenture. In addition, the Company may, at its option, elect to cause any Subsidiary that is not a Guarantor to guarantee payment of the Notes and the Company’s obligations under this Indenture and become a Guarantor. The Note Guarantees will be subject to release and discharge pursuant to Section 13.04 prior to payment in full of the Notes.

Section 4.07. Rule 144A Information Requirement and Annual Reports; Additional Interest. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act (assuming such securities have not been owned by an Affiliate of the Company), promptly provide to the Trustee and any Holder or beneficial owner of such Notes or any shares of Common Stock issuable upon conversion of such Notes and, upon written request, any securities analyst or prospective investors in such Notes or such shares of Common Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.07(b) at the time such documents are filed via the EDGAR system; provided that the Trustee shall have no obligation to determine whether such documents or reports have been filed via the EDGAR system.

(c) Delivery of the reports, information and documents described in subsections (a) and (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s and/or the Guarantors’ compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to conclusively rely on Officer’s Certificates).

(d) The Company will be deemed to have satisfied the requirements of clause (b) of this Section 4.07 if any direct or indirect parent of the Company furnishes or makes available information regarding the direct or indirect parent of the Company of the type otherwise so required with respect to the Company and such direct or indirect parent of the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and has filed reports required under Section 13(a) or 15(d) of the Exchange Act with the Commission via EDGAR (or successor) filing system and such reports are publicly available, in each case provided that the same is accompanied by information describing the non-equity differences between the financial information relating to such direct or indirect parent of the company and its subsidiaries, on the one hand, and the financial information relating to the company and its subsidiaries, on the other hand (as determined by the company in good faith, which determination shall be conclusive) and for the avoidance of doubt need not be audited or compliant with Regulation S-X.

(e) If, at any time during the six-month period beginning on, and including, the date that is six months after the Last Original Issuance Date of any Note, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.07(e), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(f) If, and for so long as, the Restricted Note Legend has not been removed (including pursuant to Section 2.06), the notes are assigned a restricted CUSIP or the Notes are is not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the De-Legending Deadline Date for such Note, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding until the Restricted Note Legend has been removed in accordance with Section 2.05(c) or Section 2.06, the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding).

(g) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(h) In no event shall any Additional Interest that may accrue pursuant to Section 4.07(e) or Section 4.07(f), together with any interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to its failure to comply with its obligations as set forth under Section 6.03, accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(i) If Additional Interest is payable by the Company pursuant to Section 4.07(e) or Section 4.07(f), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

(j) Notwithstanding anything to the contrary in this Section 4.07, the Company shall not be required to pay Additional Interest pursuant to Section 4.07(e) or Section 4.07(f) (i) on any date on which (w) the Company shall have filed a shelf registration statement for the resale of the Notes and any shares of Common Stock issuable upon conversion of the Notes, (x) such shelf registration statement is effective and usable by Holders identified therein as selling security holders for the resale of the Notes and any shares of Common Stock issued upon conversion of the Notes, (y) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A and (z) the Notes and/or shares of Common Stock sold pursuant to such shelf registration statement become freely tradable pursuant to Rule 144 as a result of such sale or (ii) once the Company shall have complied with the requirements set forth in clause (i) above for a period of one year.

Section 4.08. Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2024) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee promptly after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company shall not be required to deliver such notice if such Event of Default or Default has been cured or waived before the date on which the Company is required to deliver such notice.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. At any time the Trustee is not acting as Note Registrar, the Company shall furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each March 1 and September 1 in each year beginning with September 1, 2024, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in the payment of principal of any Note when due on the Maturity Date, upon Optional Redemption, upon Fundamental Change Repurchase or otherwise;

(b) default in the payment of any interest on any Note when due and payable, and such default continues for a period of 30 consecutive days past the applicable due date;

(c) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.01(c) or notice of a Make-Whole Fundamental Change or a Share Exchange Event in accordance with Section 13.01(b)(iii) and such failure continues for a period of more than three consecutive Business Days;

(d) following the exercise by the Holder of the right to convert a Note in accordance with Article 13, failure by the Company to deliver the applicable Conversion Obligation upon conversion of the Notes and such failure continues for a period of more than five consecutive Business Days;

(e) failure by the Company to comply with its obligation to repurchase any Note, or any portion thereof, surrendered for repurchase pursuant to and in accordance with Article 15;

(f) failure by the Company or a Guarantor to perform or observe any other covenant or agreement in the Notes or this Indenture and such failure continues for 60 consecutive days after receipt by the Company of written notice from the Trustee to the Company or from the Holders of at least 30% in principal amount of the Notes then outstanding to the Trustee and the Company (such written notice with respect to any default, a “Notice of Default”);

(g) failure by the Company or any Significant Subsidiary to pay any indebtedness for money borrowed, within any applicable grace period after final maturity or the acceleration by the holders thereof, if the total amount of such indebtedness unpaid or accelerated exceeds the greater of (x) $150.0 million and (y) 15.0% of LTM EBITDA or, in each case, its foreign currency equivalent; provided that no default or event of default will be deemed to occur with respect to any such indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 Business Days after such failure to pay or such acceleration;

(h) the rendering of any final non-appealable judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments in respect thereof) in excess of the greater of (x) $150.0 million and (y) 15.0% of LTM EBITDA, or, in each case, its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed;

(i) commencement by the Company, a Guarantor or any Significant Subsidiary of the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, such Guarantor or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Guarantor or any such Significant Subsidiary or any substantial part of its property, or consent, by the Company, such Guarantor or any such Significant Subsidiary, to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making, by the Company, a Guarantor or any Significant Subsidiary of the Company, of a general assignment for the benefit of creditors, or failure, by the Company, a Guarantor or any Significant Subsidiary of the Company, generally to pay its debts as they become due;

(j) commencement of an involuntary case or other proceeding against the Company, a Guarantor or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company, such Guarantor or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Guarantor or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

(k) any Note Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any such Guarantor that is a Significant Subsidiary denies its liability in writing under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Notes Guarantee), if such default continues for 10 consecutive days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the written request of such Holders accompanied by security and/or indemnity satisfactory to the Trustee and otherwise subject to the limitations set forth herein shall, declare the principal of, and accrued and unpaid interest on, all the Notes then outstanding to be immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on, all Notes then outstanding shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase or redeem any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03. Additional Interest. (a) Notwithstanding anything in this Indenture or in the Notes to the contrary (but subject to Section 6.03(b)), to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.07(b) shall, for the 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for the first 180 days after the occurrence of such an Event of Default and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day on which such Event of Default is continuing during the next 185-day period beginning on, and including, the 181st day after the occurrence of such Event of Default. Additional Interest payable pursuant to this Section 6.03 shall be payable in the same manner as Additional Interest payable pursuant to Section 4.07(e) and Section 4.07(f). Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.07(b) first occurs to, but not including, the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On the 365th day after such Event of Default (or earlier, if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 365th day), such Additional Interest shall cease to accrue and the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes and, in writing, the Trustee and the Paying Agent, of such election prior to the occurrence of such Event of Default. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

(b) The provisions of this Section 6.03(a) shall not affect the rights of Holders of the Notes in the event of the occurrence of any other Event of Default.

(c) In no event shall any Additional Interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to its failure to comply with its obligations under Section 4.07(b) as set forth in this Section 6.03, together with any interest that may accrue pursuant to Section 4.07(e) or Section 4.07(f) accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantors or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, and the reasonable compensation, expenses, disbursements and advances of its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, , the Guarantors, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts (including indemnity payments) due to the Trustee, the Paying Agent, the Custodian, the Notes Registrar, the Conversion Agent and any other agent appointed hereunder and any predecessor trustee, Paying Agent, registrar or agent under this Indenture, including, without limitation, under Section 7.06 hereof, and the reasonably incurred expenses and disbursements of its agents and counsel;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 30% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security and/or indemnity satisfactory to the Trustee in its sole discretion against all costs, liability, claims or expenses to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security and/or indemnity, shall have failed to comply with such written request of the Holders to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law; provided that the Trustee will not be bound to make any such proceeding unless (i) it shall have been so directed in writing by the Holders of at least 30% in aggregate principal amount of the Notes then outstanding, (ii) it shall have been indemnified and/or secured to its satisfaction and (iii) the Trustee is satisfied that the act or exercise of any of the rights or powers vested in it by this Indenture will not result in any of its directors, officers, employees or agents incurring personal liability.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. The Trustee may maintain a proceeding even if it does not possess any Notes or does not produce any Notes in the proceeding.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes or the Note Guarantees; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or violating applicable law, or if it is not provided with security and/or indemnity to its satisfaction, or that it determines is unduly prejudicial to the rights of any other Holder (it being further understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder) or that would involve the Trustee in personal liability or for which the Trustee has not received indemnity and/or security satisfactory to the Trustee in its sole discretion against loss, liability, claim or expense. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default or an Event of Default of which a Responsible Officer of the Trustee has received at its Corporate Trust Office written notice of such Default in accordance with Section 7.02(p) hereof, send to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults or Events of Default known to a Responsible Officer, unless such Defaults or such Events of Default shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default or an Event of Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 13.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee.

(a) Except during the period commencing upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice in accordance with Section 7.02(p) hereof and ending upon the curing or waiving of all Events of Default that may have occurred:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this Subsection (c) shall not be construed to limit the effect of Subsections (a) or (d) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved, as determined by a court of competent jurisdiction by a final and non-appealable judgment, that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(e) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

(f) The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes.

(g) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(h) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(i) The Trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest or any premium payable on the Notes.

(j) The Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder.

Section 7.02. Certain Rights of the Trustee. Subject to the provision of Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, bond, note, coupon or other paper or document, whether sent by letter, email, or other electronic communication, believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, even if it contains errors or is later deemed not authentic;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order; and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel and other professional advisors of its own choosing and require an Opinion of Counsel (at the expense of the Company) and any advice of such counsel or other professional advisors or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon, and the Trustee shall not be responsible for the content of any Opinion of Counsel in connection with this Indenture, whether delivered to it or on its behalf;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost and expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee shall not be bound to make any investigation as to the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Indenture;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(i) the Holders shall not have the right to compel disclosure of information made available to the Trustee in connection with this Indenture, unless otherwise required by applicable law or the express terms of this Indenture;

(j) the Trustee shall have the right to participate in defense of any claim against it;

(k) the Trustee shall have no duty to make any documents available to the Holders, provided that the Trustee shall provide a copy of this Indenture to a Holder upon proof that such Person is a Holder;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(m) with respect to payments due with respect to the Notes, the Trustee (in its capacity as Trustee or as Paying Agent) shall only be obligated to pay amounts which it has actually received;

(n) the Trustee shall be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable law;

(o) in no event shall the Trustee be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including without limitation lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(p) the Trustee shall not be charged with knowledge of any Default or Event of Default or any other fact, unless written notice of such Default or Event of Default or other fact shall have been actually received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, from the Company or any Holder of the Notes, and such notice references the Notes, the Trustee and this Indenture and states that it is a “notice of default”;

(q) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel prepared and delivered at the cost of the Company conforming to Section 17.05 and the Trustee and the Agents may rely conclusively on such certificate or opinion and will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(r) the Trustee may request that the Company deliver Officers’ Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificates may be signed by any Person authorized to sign an Officer’s Certificate, as the case may be, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(s) In the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, transfer agent or any other capacity hereunder, the rights, privileges, benefits, immunities and protections afforded to the Trustee pursuant to this Article 7, including, without limitation, its right to be indemnified, shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, transfer agent and each of the Trustee’s other capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(t) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders have offered (and, if requested, provided) to the Trustee indemnity and/or security satisfactory to the Trustee in its sole discretion against any loss, liability, cost, claim or expense which might be incurred by it in compliance with such request or direction.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or other transaction documents. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of the Indenture. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture. The Trustee shall have no duty to monitor of determine whether a Fundamental Change, a Make-Whole Fundamental Change or a Share Exchange Event has occurred or is continuing.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or Trustee for, any committee or body of holders of Notes or in connection with any other obligations of the Company as freely as if the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar were not appointed hereunder.

Section 7.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust or the Paying Agent hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Paying Agent shall be under any liability for interest or investment income on any money received by it hereunder and will not be deemed an investment manager.

Section 7.06. Compensation and Expenses of Trustee; Indemnification. The Company and each Guarantor, jointly and severally, covenants and agrees to pay to the Trustee in any capacity under this Indenture from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company (which sum shall be paid free and clear of deduction and withholding on account of taxation, set-off and counterclaim), and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including (a) the reasonable compensation and the expenses, advances and disbursements of its agents and counsel and of all Persons not regularly in its employ and (b) stamp, issue, registration, documentary or other taxes and duties) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction.

The Company and the Guarantors, jointly and severally, also covenant to indemnify the Trustee (or any predecessor Trustee) in any capacity under this Indenture (including, without limitation, as Note Registrar, Conversion Agent, Notes Custodian and Paying Agent) and any other document or transaction entered into in connection herewith and its officers, directors, attorneys, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without gross negligence or willful misconduct on the part of the Trustee (in any of its capacities hereunder), its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a court of competent jurisdiction by a final and non-appealable judgment, and arising out of or in connection with this Indenture, the Notes, the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.06.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on the Notes.

The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.

The obligations of the Company and the Guarantors under this Section 7.06 and the lien provided to the Trustee under this Section 7.06 shall survive the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture, the payment or conversion of the Notes and the earlier resignation, replacement or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents, employees, successors and assigns of the Trustee. The indemnity under this Section 7.06 is payable upon demand by the Trustee. Subject to Section 7.01 hereof, any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee shall not affect the indemnification of the Trustee hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar laws.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct on the part of the Trustee as determined by a court of competent jurisdiction by a final and non-appealable judgment, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence and willful misconduct on the part of the Trustee as determined by a court of competent jurisdiction by a final and non-appealable judgment, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee; Disqualification; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

The Trustee shall not be deemed to have a conflicting interest hereunder except and to the extent provided for in Section 310(b) of the Trust Indenture Act (regardless of whether the Trust Indenture Act applies to this Indenture). If the Trustee shall have or acquire any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by giving notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Company, the resigning Trustee may, appoint a successor trustee on behalf of and at the expense of the Company, or may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, and at the expense of the Company, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company, upon 30 days prior written notice to the Trustee, may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If the Trustee is removed, but no successor trustee has been appointed and accepted such appointment, the removed Trustee may, upon the terms and conditions and otherwise as in Section 7.09(a) provided, petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes, upon 30 days prior written notice to the Trustee, at the time outstanding, as determined in accordance with Section 8.04, may at any time, upon 30 days prior written notice to the Trustee, remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after notice to the Company has been deemed to have been given pursuant to Section 18.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.

Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. Without limiting Section 2.11, in determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may (but shall not be obligated to) at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy (including virtually) or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Guarantors (if applicable) and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to add additional guarantees with respect to the Notes or to secure the Notes;

(b) to evidence the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c) in connection with any Share Exchange Event, to provide that the notes are convertible into Reference Property, subject to the provisions of Section 13.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 13.07;

(d) to irrevocably elect one Settlement Method or irrevocably eliminate one or more Settlement Methods or irrevocably elect a Cash Amount;

(e) to surrender any right or power herein conferred upon the Company;

(f) to add to the covenants or Events of Default of the Company for the benefit of the Holders;

(g) to cure any ambiguity or correct or supplement any defect, mistake or inconsistency in the Indenture;

(h) to modify or amend the Indenture to permit the qualification of the Indenture or any indenture supplemental thereto under the Trust Indenture Act;

(i) to evidence the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture;

(j) to conform the provisions of this Indenture or the Notes to the “Description of notes” section of the Offering Memorandum;

(k) to provide for conversion rights of Holders of Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale or other disposition of all or substantially all of the Company’s assets occurs;

(l) to comply with the rules of the Depositary;

(m) to change the Conversion Rate in accordance with this Indenture;

(n) to make any change that does not materially adversely affect the rights of any Holder under the Indenture or the Notes; or

(o) to provide for the assumption by a successor corporation, limited liability company or partnership of the Company or any Guarantor’s obligations under this Indenture, the Notes or the relevant Note Guarantee in accordance with Article 11.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, indemnities, or immunities under this Indenture or otherwise. The Trustee shall seek an Officers’ Certificate and an Opinion of Counsel, at the Company’s expense, that any such amendment or supplement, and the execution and delivery of the supplemental indenture to this Indenture or the Notes is authorized and permitted by the terms of this Indenture and that all conditions precedent hereto have been satisfied, and that the supplemental indenture or amendment or supplement are enforceable against the Company, subject to customary assumptions and qualifications.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, the Trustee, at the Company’s expense, and the Guarantors (if applicable) may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any supplemental indenture or the Notes Guarantees or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of, or change the Maturity Date or an Interest Payment Date of, any Note;

(b) reduce or alter the manner of calculating the interest rate or extend the stated time for payment of interest on any Note;

(c) reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note, or change the time at which or circumstances under which any Note may or shall be repurchased or redeemed;

(d) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(e) change the currency of payment of the Notes or interest on any Note;

(f) make any change that adversely affects the repurchase option of a Holder pursuant to Article 15 or the right of a Holder to convert any Note or reduce the consideration receivable upon conversion of any Note except as otherwise permitted by the Indenture;

(g) change the Company’s obligation to maintain an office or agency as described in Section 4.02;

(h) modify any of the provisions of this Article 10, or reduce the percentage of the aggregate principal amount of outstanding Notes required to amend, modify or supplement the Indenture or the Notes or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(i) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in accordance with the terms of this Indenture.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of the requisite Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantors (if applicable) in the execution of such supplemental indenture unless (i) the Trustee has not received an Officer’s Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by the terms of this Indenture and is not contrary to law and (ii) such supplemental indenture affects the Trustee’s own rights, duties, privileges, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture and the Notes shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated upon receipt of a Company Order by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the provisions of Article 10 hereof and is permitted or authorized by this Indenture and with respect to such Opinion of Counsel, to the effect that such supplemental indenture is enforceable against the Company and any Guarantor in accordance with its terms, subject to then customary exceptions.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Company May Consolidate, Etc. on Certain Terms.

(a) Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into any other Person or convey, lease or otherwise transfer all or substantially all of its assets to another Person (except in the case of a conveyance, lease or other transfer of all or substantially all the Company’s assets, directly or indirectly, to one of the Company’s Wholly Owned Subsidiaries), unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(ii) each Guarantor, unless it is the other party to such transaction, in which case clause (i) shall apply, shall have, by supplemental indenture, confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes (other than any Note Guarantee that will be released in connection with such transaction);

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale or conveyance and such supplemental indenture, if any, comply with this Article 11 and that all conditions precedent herein provided relating to such transaction have been complied with.

(b) Except as provided in Section 14.04, no Guarantor may consolidate with or merge with or into or otherwise combine with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(i) such Guarantor is the surviving Person or (except to the extent such Person would not, after giving effect to such transaction, be required to guarantee the Notes as provided in Section 4.06) the Person formed by or surviving any such consolidation, merger or combination assumes all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture (the “Successor Guarantor”);

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(iii) Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such consolidation, merger, sale or other transaction and such supplemental indenture (if any) have been complied with.

The Successor Company shall succeed to, and be substituted for, the Company or such Guarantor, as applicable, and may exercise every right and power of the Company or such Guarantor, as applicable, under the Notes and this Indenture except in the case of a lease of all or substantially all our assets, and the Company or such Guarantor, as applicable, will be discharged from our obligations under the Notes and this Indenture, except in the case of any such lease.

Notwithstanding the foregoing, (i) any Subsidiary of the Company that is not a Guarantor may consolidate with or merge with or into, or convey, lease or otherwise transfer of all or part of its properties and assets to the Company or any of its other Subsidiaries, (ii) any Guarantor may consolidate with or merge with or into, or convey, lease or otherwise transfer of all or part of its properties and assets to the Company or another Guarantor (or another Subsidiary of the Company that substantially concurrently becomes a Guarantor), (iii) any Guarantor may consolidate with or merge with or into any Affiliate of the Company solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any State thereof or the District of Columbia and (iv) any Guarantor may convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any State thereof or the District of Columbia.

For purposes of this Section 11.01, the conveyance, lease or other transfer of all or substantially all of the assets of one or more Subsidiaries of the Company to another Person, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the conveyance, lease or other transfer of all or substantially all of the assets of the Company to another Person.

Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, conveyance, lease or other transfer and upon the assumption by the Successor Company or the Successor Guarantor, as applicable, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Notes and the Note Guarantees and to be performed by the Company or the Guarantor, as applicable, such Successor Company (if not the Company) or Successor Guarantor, as applicable, shall succeed to and, except in the case of a lease of all or substantially all of the Company’s assets, shall be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part, and the Company or the Guarantor, as applicable, will be discharged from its obligations under the Notes and this Indenture and the Note Guarantee, except in the case of any such lease. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the written order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance, transfer, sale or other disposition (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture, the Notes and the Note Guarantee.

In case of any such consolidation, merger, conveyance, lease or other transfer, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03. Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, that all conditions precedent thereto have been satisfied and that the Notes and such supplemental indenture are the legal, valid and binding obligations of the Successor Company, enforceable against it in accordance with its terms, subject to customary assumptions, qualifications and exceptions.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture, Notes and Note Guarantees Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note any Note Guarantee (if applicable), nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture or in any Note or Note Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company, any Guarantor or of any of their respective successor corporations, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Note Guarantees.

ARTICLE 13

CONVERSION OF NOTES

Section 13.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 13, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 13.01(b), at any time prior to the close of business on the Business Day immediately preceding December 15, 2029 under the circumstances and during the periods set forth in Section 13.01(b), and (ii) regardless of the conditions described in Section 13.01(b), on or after December 15, 2029 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 47.9904 shares of Common Stock (subject to adjustment as provided in this Article 13, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding December 15, 2029, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. Unless the Company is acting as Bid Solicitation Agent, the Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if not the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder of at least $5,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate, at which time the Company shall (if the Company is acting as Bid Solicitation Agent) or the Company shall instruct the Bid Solicitation Agent (if the Company is not acting as Bid Solicitation Agent), in writing, to determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the Conversion Rate. If the Company does not instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent in writing to obtain bids and the Bid Solicitation Agent fails to make such determination, or if the Company is acting as Bid Solicitation Agent and the Company fails to determine the Trading Price per $1,000 principal amount of Notes when the Company is required to do so, then, in each case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. At such time as the Company directs the Bid Solicitation Agent in writing to solicit bid quotations, the Company shall provide the Bid Solicitation Agent in writing with the names and contact details of three independent recognized securities dealers selected by the Company, and the Company shall direct those securities dealers to provide bids to the Bid Solicitation Agent. In the event that the Company is not acting as Bid Solicitation Agent and the Bid Solicitation Agent is required to determine the Trading Price, but cannot, in its own determination, act in such capacity, the Bid Solicitation Agent shall notify the Company and the Company shall promptly appoint a substitute Bid Solicitation Agent. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing in accordance with Section 17.03 and the Company shall so notify the Holders by issuing a press release or providing notice on the Company’s website and, in respect of Global Notes, shall provide notice through the Depositary in accordance with the procedures thereof. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes as described in the preceding sentence. The Company shall so notify the Trustee and the Conversion Agent (if other than the Trustee) directly in writing. Any such determination of the Trading Price in accordance with this Indenture shall be conclusive absent manifest error.

(ii) If, prior to the close of business on the Business Day immediately preceding December 15, 2029, the Company elects to:

(A) distribute to all holders of the Common Stock any rights or warrants (other than any issuance of rights, options or warrants issued under a shareholder rights plan that are (1) transferable with shares of the Common Stock, including upon conversion of a Note, and (2) not exercisable until the occurrence of a Trigger Event; provided that any such rights, options or warrants will be deemed distributed under this Section 13.01(b)(ii)(A) upon the separation of such rights, options or warrants from the Common Stock, or upon the occurrence of a Trigger Event) entitling them to purchase, for a period of not more than 45 calendar days after the Ex- Dividend Date for such distribution, shares of the Common Stock at a price per share that is less than the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or

(B) distribute to all holders of the Common Stock the Company’s assets (including cash), debt securities or rights or warrants to purchase securities of the Company, which distribution has a per share value, as determined by us in good faith, exceeding 10% of the Closing Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes and, in writing, the Trustee and the Conversion Agent (if other than the Trustee), at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.

The Company shall notify the Holders of the Notes if the Notes become convertible pursuant to this Section 13.01(b)(ii) by issuing a press release or providing a notice on the Company’s website, and shall also provide notice through the Depositary in accordance with the procedures thereof in respect of Global Notes. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution and (2) the Company’s announcement that such distribution will not take place, in each case, even if such Notes are not otherwise convertible at such time; provided that no Holder of a Note shall have the right to convert if the Holder otherwise would participate in such distribution without conversion in respect of Notes held by such Holder as if such Holder held a number of shares of Common Stock equal to the Conversion Rate for each $1,000 principal amount of Notes it holds.

(iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding December 15, 2029, or if the Company is a party to a Share Exchange Event (other than (i) a merger or other business combination transaction that is solely to change the jurisdiction of the Company’s incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change or (ii) a merger or other business combination transaction with a Wholly-Owned Subsidiary solely for the purpose of causing such Subsidiary to become the Company’s successor public parent company and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change))that occurs prior to the close of business on the Business Day immediately preceding December 15, 2029 (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), in each case, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.01, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from the effective date of such Corporate Event until 35 Trading Days after such effective date or, if such Corporate Event constitutes a Fundamental Change (other than an Exempted Fundamental Change), until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of any Corporate Event and the corresponding right to convert the Notes as promptly as practicable following the time we publicly announce such Corporate Event (but in no event later than the Business Day following the effective date of such Corporate Event). Such notice to the Holders shall be given by issuing a press release or providing a notice on the Company’s website and, in respect of Global Notes, through the Depositary in accordance with the procedures thereof, and such notice to the Trustee and the Conversion Agent (if other than the Trustee) shall be given directly in writing.

(iv) Prior to the close of business on the Business Day immediately preceding December 15, 2029, a Holder may surrender all or any portion of its Notes for conversion at any time during any fiscal quarter commencing after the fiscal quarter ending on March 30, 2024 (and only during such fiscal quarter), if the Closing Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(v) If the Company calls any Notes for Optional Redemption pursuant to Article 16, then a Holder may surrender all or any portion of such Notes called for Optional Redemption for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the related Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert any such Notes pursuant to this subsection (b)(v) shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of such Notes may convert all or any portion of its Notes called for redemption until the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.

Section 13.02. Conversion Procedure; Settlement Upon Conversion. (a) Subject to this Section 13.02, Section 13.03(b) and Section 13.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 (such elected method, the “Settlement Method”), at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

(i) All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, and all conversions for which the relevant Conversion Date occurs on or after December 15, 2029, shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after December 15, 2029, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates. The Company may, at any time prior to December 15, 2029, by written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), irrevocably elect one settlement method or irrevocably eliminate one or more Settlement Methods or irrevocably elect a Cash Amount (as defined below).

(iii) If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to settle all or a portion of the Company’s conversion obligation in excess of the principal portion of the notes being converted in cash, it will (A) deliver a written notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to the Trustee, the Conversion Agent and converting Holders no later than the close of business on the first VWAP Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and before the related Redemption Date, in such Redemption Notice or (y) on or after December 15, 2029, no later than December 15, 2029) and (B) specify the maximum amount of the consideration due upon conversion in excess of the principal portion of the Notes being converted to be satisfied in cash (excluding cash in lieu of issuing any fractional share) as a fixed dollar amount (the “Cash Amount” and, the percentage of the amount of the consideration due upon conversion in excess of the principal portion of the Notes being converted that is accounted for by the Cash Amount, the “Cash Percentage”). With respect to any conversion, if the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, then the Company shall be deemed to have elected to pay cash up to the aggregate principal amount of the Notes to be converted and deliver shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 , in respect of the remainder of the conversion obligation in excess of the aggregate principal amount of the Notes to be converted. Notwithstanding anything to the contrary herein, if the Company calls any Notes for redemption pursuant to Article 16 and the related Redemption Date is on or after December 15, 2029, then the Settlement Method that shall apply to all conversions with a Conversion Date that occurs on or after the date the Company sends the related Redemption Notice and on or before the Scheduled Trading Day immediately preceding such Redemption Date shall be set forth in such Redemption Notice and shall be the same Settlement Method that applies to all conversions with a Conversion Date that occurs on or after December 15, 2029.

(iv) Upon conversion, the Company will pay or deliver, as the case may be, to the converting Holder in respect of each Note converted a settlement amount (the “Settlement Amount”) equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the relevant Conversion Reference Period for such Note, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02.

If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes shall be computed on the basis of the aggregate principal amount of the notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(v) The Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Conversion Reference Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 13.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a PDF or other electronic transmission thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer or similar taxes as set forth in Section 13.02(d) and Section 13.02(e) and (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) and (ii) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and comply with Section 13.02(b)(3), (4) and (5). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 13.03(b) and Section 13.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the last

VWAP Trading Day of the Conversion Reference Period. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, a book-entry transfer of such shares of Common Stock through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver to or upon the written order of the Physical Holder of the Note so surrendered a new Physical Note or Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Physical Notes issued upon such conversion being different from the name of the Holder of the old Physical Notes surrendered for such conversion.

(e) If a Holder submits any of its Notes for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the shares of Common Stock issued upon such conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 13.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 13.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the opening of business on the Interest Payment Date to which that Regular Record Date relates, Holders of such Notes as of the close of business on the Regular Record Date will receive, on the corresponding Interest Payment Date (or, at the Company’s election, sooner), the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. Notes that are converted with a Conversion Date occurring after a Regular Record Date bur prior to the next Interest Payment Date, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the next succeeding Interest Payment Date; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Notes. Neither the Trustee nor the Conversion Agent (if other than the Trustee) will have any duty to determine or verify (i) determination by the Company of whether any of the conditions to conversion have been satisfied, or (ii) the Conversion Rate.

(i) The Person in whose name the shares of Common Stock shall be issuable upon conversion shall become the stockholder of record with respect to such shares of Common Stock as of the last VWAP Trading Day of the relevant Conversion Reference Period. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the last VWAP Trading Day of the relevant Conversion Reference Period. For each Note surrendered for conversion, for which Common Stock is to be delivered, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Conversion Reference Period and any fractional shares remaining after such computation shall be paid in cash. For the avoidance of doubt, the transfer agent for the shares of Common Stock shall be responsible to pay cash in lieu of delivering any fractional shares of Common Stock upon conversion.

Section 13.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Redemption Notice. (a) If (i) (A) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (B) the Company delivers a Redemption Notice with respect to any or all of the Notes pursuant to Section 16.02 and, in each case, (ii) a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or a Holder of any Notes called for redemption pursuant to such Redemption Notice converts such Notes in connection with such Redemption Notice, as applicable, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as provided below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant notice of conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an Exempted Fundamental Change or a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if the relevant notice of conversion of the Notes is received by the Conversion Agent from, and including, the date of such Redemption Notice until the close of business on the Business Day immediately preceding the Redemption Date. For the avoidance of doubt, if we issue a Redemption Notice, we will increase the Conversion Rate hereunder during the related redemption period only with respect to conversions of Notes called (or deemed called) for redemption, and not for Notes not called for redemption and Holders of the Notes not called for redemption will not be entitled to convert such Notes on account of the Redemption Notice and will not be entitled to an increased conversion rate for conversions of such notes on account of the Redemption Notice during the related redemption period.

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 13.01(b)(iii) or a Redemption Notice pursuant to Section 13.01(b)(v), the Company shall, at its option, satisfy the related Conversion Obligation in accordance with Section 13.02; provided, however, that if, following a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change by issuing a press release or providing a notice on the Company’s website announcing such Effective Date and, as well as by providing notice through the Depositary in respect of Global Notes no later than fifteen days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective, or the date of the relevant Redemption Notice, as the case may be (such date, as applicable, the “Effective Date”) and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or determined with respect to the Optional Redemption, as the case may be (the “Stock Price”). If all holders of the Common Stock receive in exchange for their Common Stock only cash in the corporate transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock on the five Trading Days immediately prior to, but not including, the applicable Effective Date. The Company shall make appropriate adjustments to the Stock Price, in its good faith and commercially reasonable determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 13.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d) The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted as described in Section 13.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.04.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 13.03 for each Stock Price and Effective Date set forth below:

Stock Price

Stock Price
Effective Date	$16.67	$18.00	$19.00	$20.84	$24.00	$27.09	$30.00	$32.50	$35.00	$37.50	$40.00
March 11, 2024	11.9976	9.7494	8.3426	6.2490	3.7350	2.1547	1.1817	0.6237	0.2586	0.0523	0.0000
March 15, 2025	11.9976	9.7494	8.3426	6.2490	3.7350	2.1547	1.1817	0.6237	0.2586	0.0523	0.0000
March 15, 2026	11.9976	9.7494	8.3426	6.2490	3.7350	2.1547	1.1817	0.6237	0.2586	0.0523	0.0000
March 15, 2027	11.9976	9.7494	8.3426	6.2490	3.7350	2.1547	1.1817	0.6237	0.2586	0.0523	0.0000
March 15, 2028	11.9976	9.7494	8.3426	6.2457	3.3917	1.7538	0.8450	0.3806	0.1183	0.0077	0.0000
March 15, 2029	11.9976	9.1206	7.2726	4.7183	2.1092	0.8387	0.2613	0.0437	0.0000	0.0000	0.0000
March 15, 2030	11.9976	7.5652	4.6412	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365 or 366-day year, as applicable;

(ii) if the Stock Price is in excess of $40.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $16.67 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the number of shares of Common Stock issuable upon conversion exceed 59.9880 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.04.

(f) Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 13.04.

Section 13.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 13.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate immediately prior to the event that otherwise would result in an adjustment pursuant to this Section 13.04, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. The Company shall make all adjustment calculations in good faith.

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or the Effective Date of such share split or share combination, as applicable;

CR’ =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date of such dividend or distribution or the Effective Date of such share split or share combination;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution or the Effective Date of such share split or share combination, as applicable; and

OS’ =

the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, or immediately after the Effective Date of such share split or share combination, as applicable.

Any adjustment made under this Section 13.04(a) shall become effective immediately after (x) the open of business on the Ex-Dividend Date for such dividend or distribution or (y) the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution described in this Section 13.04(a) is declared but not so paid or made, the Conversion Rate shall be readjusted the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 calendar days after the Ex-Dividend Date of such distribution, shares of the Common Stock at a price per share that is less than the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution; CR’=the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date of such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution; X=the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Any increase made under this Section 13.04(b) shall be made successively whenever any such rights or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment with respect to the distribution of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so distributed, the Conversion Rate shall be adjusted to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 13.04(b) and for the purpose of Section 13.01(b)(ii)(A), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by us.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends or distributions referred to in Section 13.04(a) or Section 13.04(b), (ii) dividends or distributions paid exclusively in cash and (iii) Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness or other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date of such dividend or distribution;

SP0	=	the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date of such dividend or distribution; and

FMV	=	the fair market value (as determined in good faith by us) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date of such dividend or distribution.

Any adjustment made under the portion of this Section 13.04(c) above shall become effective immediately after the open of business on the Ex- Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Company in good faith determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex- Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the 10th Trading Day immediately following, and including, the Effective Date of the spin-off shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0	=	the product of (x) the average of the Closing Prices per share or unit of the Capital Stock or similar equity interest distributed to holders of the Common Stock (determined by reference to the definitions of Closing Price and Trading Day as set forth in Section 1.01, as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the Effective Date of the Spin-Off and (y) the number of shares or units of such Capital Stock or similar equity interest distributed per share of the Common Stock in such Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that for any VWAP Trading Day that falls within the relevant Conversion Reference Period for such conversion and within the Valuation Period, the references to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Effective Date for such Spin-Off to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day.

For purposes of this Section 13.04(c) (and subject in all respect to Section 13.09), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(c) (and no adjustment to the Conversion Rate under this Section 13.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 13.04(a), Section 13.04(b) and this Section 13.04(c), if any dividend or distribution to which this Section 13.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 13.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 13.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 13.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 13.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, other than a regular, quarterly cash dividend that does not exceed $0.25 per share of the Common Stock (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and

C	=	the amount in cash per share the Company distributes to holders of the Common Stock.

Any adjustment pursuant to this Section 13.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is declared but not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate under this clause 14.04(d).

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by us) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 13.04(e) shall become effective immediately after the close of business on the tenth Trading Day next succeeding the date such tender or exchange offer expires; provided that for any VWAP Trading Day that falls within the relevant Conversion Reference Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “tenth” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day. If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made (or had only been made in respect of the purchases that had been effected).

(f) Notwithstanding this Section 13.04 or any other provision of this Indenture or the Notes, if, in the case of any conversion of a Note, where settlement occurs on any VWAP Trading Day during the relevant Conversion Reference Period for such Note, shares of the Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day, and the Holder of such Notes would (x) receive shares of the Common Stock in respect of such VWAP Trading Day based on an adjusted Conversion Rate and (y) be a record holder of such shares of Common Stock as of the Record Date for the relevant dividend, distribution or other event giving rise to the adjustment to the Conversion Rate, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13.04, in lieu of receiving shares of Common Stock at such an adjusted Conversion Rate, such Holder shall receive a number of shares of Common Stock based on the unadjusted Conversion Rate and such shares of Common Stock shall participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) If, in the case of any conversion of a Note, where on any VWAP Trading Day during the Conversion Reference Period corresponding to the Conversion Date for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day and:

(i) the related Record Date for any issuance, dividend or distribution, the Effective Date for any share split or combination or the expiration date for any tender or exchange offer by the Company or its Subsidiaries that, in each case, would require an adjustment to the Conversion Rate pursuant to any of clauses (a), (b), (c), (d) or (e) of this Section 13.04 occurs on or prior to such VWAP Trading Day;

(ii) the applicable Conversion Rate for such VWAP Trading Day (will not reflect such adjustment; and

(iii) the shares of Common Stock that the Company shall deliver to the converting Holder in respect of such VWAP Trading Day are not entitled to participate in the relevant event (because such shares were not held by such Holder on the related Record Date, Effective Date, expiration date or otherwise), then the Company will adjust the number of shares of Common Stock that the Company delivers as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that in the Board of Director’s good faith, reasonable judgment appropriately reflects the relevant issuance, dividend, distribution transaction or event.

(h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in clauses (a), (b), (c), (d) and (e) of this Section 13.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (except on account of share combinations, and without limiting the operation of any provision of Section 13.04 providing for the readjustment of the Conversion Rate).

(i) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days (or such shorter period permitted by applicable law and applicable exchange listing requirements) if the Company has determined that such increase would be in the Company’s best interest. If the Company makes such a determination, it shall be conclusive. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) in its sole discretion increase the Conversion Rate as the Company deems advisable to avoid or diminish any income tax to Holders of the Notes resulting from any dividend or distribution of Capital Stock issuable upon conversion of the Notes (or rights to acquire such Capital Stock) or from any event treated as such for income tax purposes. Whenever the Conversion Rate is increased pursuant to this Section 13.04(i), the Company shall, at least 15 days prior to such increase, give in writing to the Trustee and the Conversion Agent (if other than the Trustee) and deliver to the Holder of each Note a written notice of the increase at least one Business Day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) Notwithstanding anything to the contrary in this Article 13, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction (including, without limitation, any structured or derivative transactions such as an accelerated share repurchase transaction) that is not a tender offer or exchange offer of the nature described in Section 13.04(e);

(v) for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

(k) All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. The Company shall not adjust the Conversion Rate pursuant to this Section 13.04 unless the adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Company shall carry forward any adjustment that it would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Conversion Rate that (taken together with such carried- forward adjustments) would result in a change of at least 1% in the Conversion Rate and (ii) on each VWAP Trading Day of any Conversion Reference Period related to the conversion of Notes.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the date as of which such adjustment is effective, and such Officer’s Certificate shall be conclusive evidence of the accuracy of such adjustment absent manifest error. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein.

(m) For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 13.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Closing Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including a Conversion Reference Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Redemption Notice), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Closing Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 13.06. Shares to Be Fully Paid, Etc. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that a Cash Percentage of zero were applicable). The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non- assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will use commercially reasonable efforts to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 13.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger, binding share exchange or combination involving the Company, or

(iii) any sale, lease or other conveyance to another Person or entity of the consolidated assets of the Company and its subsidiaries substantially as an entirety,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”, and such stock, other securities, other property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Share Exchange Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property) a “Reference Property Unit”), then, at and after the effective time of such Share Exchange Event, (A) the consideration due upon conversion of any Note, and the conditions to any such conversion, shall be determined in the same manner as if each reference to any number of shares of Common Stock in Article 13 (or in any related definitions or provisions) were instead a reference to the same number of Reference Property Units; (B) the Daily VWAP shall be calculated based on the value of a Reference Property Unit; and (C) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Common Stock” shall be deemed to mean Common Equity (or ADRs or other interests in respect of Common Equity), if any, forming part of such Reference Property. In addition, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee and the Conversion Agent (if other than the Trustee) a supplemental indenture permitted under Section 10.01(c) providing that the Notes will be convertible as described in this Section 13.07.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration actually received by all holders of Common Stock. The Company shall notify Holders and, in writing, the Trustee and the Conversion Agent (if other than the Trustee) of such composition of the Reference Property Unit as soon as reasonably practicable after such determination is made. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs on or after the effective date of such Share Exchange Event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 13.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (ii) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on or before the second Business Day immediately following the relevant Conversion Date.

Any supplemental indenture providing that the Notes will be convertible as described in the second immediately preceding paragraph shall, to the extent applicable, also provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 13; provided that, for the avoidance of doubt, if the Reference Property in respect of any such Share Exchange Event consists solely of cash, such supplemental indenture will not be required to provide for such anti-dilution adjustments. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 13.07, the Company shall promptly file with the Trustee and the Conversion Agent (if other than the Trustee) an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Reference Property Unit after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 13.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Share Exchange Event.

(d) In connection with any adjustment to the Conversion Rates described in this Section 13.07, the Company shall also adjust the Initial Dividend Threshold based on the number of shares of Common Stock comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property. If the Reference Property is composed solely of non-stock consideration, the Initial Dividend threshold shall be zero.

(e) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 13.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer’s Certificate with respect to same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible or liable for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or for any failure of the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine (a) whether a supplement indenture needs to be entered into, or (b) the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.07 relating either to the kind or amount of shares of stock or securities or other property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee or the Conversion Agent (if other than the Trustee) prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any requirements, conditions or event contemplated by Section 13.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent (if other than the Trustee) the notices referred to in Section 13.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent (if other than the Trustee) immediately after the occurrence of any such event or at such other times as shall be provided for in Section 13.01(b). Except as otherwise expressly provided herein, neither the Trustee, the Conversion Agent nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.

Section 13.09. Stockholder Rights Plans. To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, a Holder who converts Notes shall receive, in addition to the Common Stock, the rights under the rights plan (and the certificates representing the Common Stock upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time), unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets or property as described in Section 13.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. A further adjustment shall occur as described in Section 13.04(c) if such rights become exercisable to purchase different securities, evidences of indebtedness or assets or property, subject to readjustment in the event of the expiration, termination or redemption of such rights. Notwithstanding anything to the contrary, the adoption or distribution of rights pursuant to a rights plan will not result in an adjustment to the Conversion Rate pursuant to Section 13.04 or this Section 13.09 except to the extent described in the preceding two sentences.

Section 13.10. Exchange in Lieu of Conversion. (a) When a Holder surrenders Notes for conversion and the Conversion Date for such Notes occurs prior to December 15, 2029, the Company may, at its election, cause the surrender, on or prior to the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Conversion Reference Period, such Notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of Common Stock or a combination thereof due upon conversion, all as provided under Section 13.02. By the close of business on the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Conversion Reference Period, we will notify in writing the Holder surrendering Notes for conversion, the Trustee and the Conversion Agent that we have directed the designated financial institution to make an exchange in lieu of conversion.

(b) If the designated financial institution accepts any such Notes, it will pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion to the Conversion Agent, and the Conversion Agent will pay and/or deliver such cash and/or shares of Common Stock to such Holder on the second Business Day immediately following the last Trading Day of the applicable Conversion Reference Period. Any

Notes exchanged by the designated institution will remain outstanding, subject to the Depositary’s applicable procedures. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, shares of Common Stock or a combination thereof, as the case may be, or if such designated financial institution does not accept the Notes for exchange, we will convert the Notes and pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion on the second Business Day immediately following the last trading day of the applicable Conversion Reference Period.

(c) The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company). The Company may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

ARTICLE 14

NOTE GUARANTEE

Section 14.01. Note Guarantee.

Subject to the provisions of this Article 14, each Guarantor (including each Wholly Owned Domestic Subsidiary that executes this Indenture as a “Guarantor” on the Issue Date and each Person that becomes a Guarantor in accordance with Section 4.06), by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, providing for such guarantee, jointly and severally, unconditionally guarantees (each, a “Note Guarantee” and collectively, the “Note Guarantees”) to each Holder and the Trustee (i) the due and punctual payment of the principal of and interest (including any Additional Interest) on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration, upon redemption, upon repurchase or otherwise the due and punctual payment of interest on the overdue principal of and interest on the Notes, and the Settlement Amounts upon conversion will be promptly paid and/or delivered when due upon conversion, in each case, to the extent lawful, and the due and punctual payment of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration, upon redemption, upon repurchase or otherwise. Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the indebtedness evidenced thereby (except as expressly required hereunder, including pursuant to Article 6 hereof) and all demands whatsoever, and covenants that this Note Guarantee shall not be discharged as to any such Note except by complete performance of the obligations contained in the Notes and this Indenture. Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed pursuant to this Indenture or such supplemental indenture, as applicable, may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by execution of this Indenture or such supplemental indenture, as applicable, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee.

The Note Guarantees are not convertible and shall automatically terminate when a Note is converted.

Section 14.02. Execution and Delivery of Note Guarantee.

The Note Guarantees shall be evidenced by the execution and delivery of this Indenture or a supplement to this Indenture and no notation of any Note Guarantee need be endorsed on any Note. Each Guarantor hereby agrees that its Note Guarantee set forth in Section 14.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an officer of a Guarantor whose signature is on this Indenture or a supplemental indenture to this Indenture, as applicable, no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee on behalf of the Guarantor.

Section 14.03. Limitation of Note Guarantee.

The obligations of any Guarantor under its Note Guarantee are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Guarantor that makes a payment or distribution under its Note Guarantee would be entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Section 14.04. Release of Guarantor.

A Guarantor will be automatically released from its obligations under its Note Guarantee and its obligations under this Indenture upon such time when such Guarantor ceases to guarantee the Material Indebtedness of the Company or its Subsidiaries that resulted in the obligation to guarantee the Notes (it being understood that if any such guarantee is reinstated, such Note Guarantee will also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to Section 4.06 of this Indenture); provided that after giving effect to the release of the Note Guarantee of such Guarantor (and all other substantially concurrent releases of guarantees made by such Guarantor) such Guarantor does not guarantee any Material Indebtedness issued by the Company or a Guarantor with an aggregate outstanding principal amount in excess of $250.0 million that requires providing a Note Guarantee pursuant to Section 4.06 of this Indenture.

The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article 14.

Section 14.05. Waiver of Subrogation.

Until the Notes have been paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Notes on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 14.05 is knowingly made in contemplation of such benefits.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is no less than 20 Business Days and no more than 40 Business Days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If the Fundamental Change Repurchase Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date to which such Regular Record Date relates, the Company shall instead pay the full amount of such accrued and unpaid interest no later than the relevant Interest Payment Date to Holders of record on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with any change in applicable law or exchange requirements after the date of this Indenture. The Trustee, the Conversion Agent, Paying Agent or any other agent appointed for such purposes shall have no responsibility to determine the Fundamental Change Repurchase Price.

(b) Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) if Physical Notes have been issued, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02 prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) No later than 15 Business Days after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent and the Paying Agent (in the case of a Paying Agent other than the Trustee), a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof and the procedures that each Holder of a Note must follow to require the Company to repurchase such Note. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

At the Company’s written request, given at least five days prior to the date the Fundamental Change Company Notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and delivered to the Trustee no later than two (2) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date of Fundamental Change Company Notice is to be sent.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding anything to the contrary in this Indenture, the Company shall be deemed to satisfy its obligations to repurchase Notes upon a Fundamental Change pursuant to this Article 15 if one or more third parties conduct the repurchase offer and repurchase Notes surrendered for repurchase in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company.

(f) Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes pursuant to this Article 15, in connection with a Fundamental Change occurring pursuant to clause (b)(i) or (b)(ii) (or, for the avoidance of doubt, pursuant to clause (a) that also constitutes a Fundamental Change pursuant to clause (b)(i) or (b)(ii)) of the definition thereof, if:

(i) such Fundamental Change constitutes a Share Exchange Event for which the resulting Reference Property consists entirely of cash in U.S. dollars;

(ii) immediately after such Fundamental Change, the Notes become convertible (pursuant to the provisions described in Section 13.07 and, if applicable, Section 13.03) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming a Fundamental Change Repurchase Date that results in a Fundamental Change Repurchase Price that includes the maximum amount of accrued interest); and

(iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 13.01(b)(iii).

Section 15.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(b) if Physical Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted; and

(c) the principal amount of such Note, if any, that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

Section 15.03. Deposit of Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price; provided, however, that to the extent any deposit is received by the Trustee (or the applicable Paying Agent) after 11:00 a.m., New York City time on any Fundamental Change Repurchase Date, such deposit will be deemed deposited on the next Business Day. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, immediately after the Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate, other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest, upon book-entry transfer of such Notes or delivery of such Notes to the Trustee or the Paying Agent.

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 15.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

OPTIONAL REDEMPTION

Section 16.01. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to September 20, 2027. On or after September 20, 2027, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Company’s option, if the Closing Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides such Redemption Notice in accordance with Section 16.02.

Section 16.02. Notice of Optional Redemption; Selection of Notes. (a) If the Company exercises its Optional Redemption right to redeem all or any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 Business Days before such notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such

Optional Redemption (a “Redemption Notice”) not less than 50 nor more than 65 Scheduled Trading Days prior to the Redemption Date to the Trustee, the Conversion Agent, the Paying Agent and each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent (if other than the Trustee). The Redemption Date must be a Business Day and the Company may not specify a Redemption Date that falls on or after December 15, 2029. Upon surrender of a Note that is to be redeemed in part pursuant to this Article 16, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder a new Note in principal amount equal to the unredeemed portion of the Note surrendered. A Redemption Notice may not purport to be subject to, or contain, any condition precedent.

(b) A Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such Redemption Notice. In any case, failure to deliver such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. A Redemption Notice, once sent, shall be irrevocable.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date (except, if applicable, as provided in the parenthetical in the definition of Redemption Price);

(iv) that Holders of Notes called for Optional Redemption may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(v) the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Cash Amount (if applicable) for Conversion Dates occurring during the period set forth in Section 13.01(b)(v);

(vi) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate pursuant to Section 13.03;

(vii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(viii) in case the Notes are to be redeemed in part only, that upon surrender of any Note to be redeemed in part, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(d) If the Company is to redeem fewer than all of the outstanding Notes and the Notes to be redeemed are Global Notes, the Notes or portions thereof to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If the Company is to redeem fewer than all of the outstanding Notes and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate; provided that, in each case, Notes will be selected for Optional Redemption only in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof.

If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for Optional Redemption. In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange for other Notes any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If the Company elects to call fewer than all of the outstanding Notes for Optional Redemption, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the close of business on the 41st Scheduled Trading Day immediately preceding the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on Scheduled Trading Day immediately preceding such Redemption Date, unless the Company defaults in the payment of the Redemption Price in which case such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and each such conversion shall be deemed to be of a Note called for redemption for purposes of this Article 16, Section 13.01(b)(v) and Section 13.03. The Trustee shall have no obligation to make any determination in connection with the foregoing.

The Trustee will have no obligation to calculate or verify the calculation of the amount of the Redemption Price.

Section 16.03. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Subject to receipt of funds by the Paying Agent prior to 11:00 a.m. New York City time on the Redemption Date, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds deposited pursuant to Section 4.04 in excess of the Redemption Price.

Section 16.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s and the Guarantors’ Successors. All the covenants, stipulations, promises and agreements of the Company and the Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be sufficient if in writing and in English and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by electronic transmission in PDF or other electronic form (it being understood that such notice to the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee). Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or any Guarantor shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is delivered by the Company or any Guarantor to the Trustee) to Xerox Holdings Corporation, Corporate Headquarters, 201 Merritt 7, Norwalk, CT 06851, Attention: Eric Risi, Senior Legal Counsel, Securities and Finance. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, when received by the Trustee, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office. In no event shall the Trustee or the Conversion Agent be obligated to monitor any website maintained by the Company or any press releases issued by the Company.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices given to Holders of Global Notes may be given through the facilities of the Depositary or any successor depositary. In addition, subject to the procedures of the Trustee, the Company is permitted to request that the Trustee provide all notices to Holders of the Notes on the Company’s behalf. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Company hereby acknowledges that it is fully aware of the risks associated with transmitting instructions via electronic methods, and being aware of these risks, authorizes the Trustee to accept and act upon any instruction sent to it or any Paying Agent, Conversion Agent or Note Registrar in the Company’s name or in the name of one or more appropriate authorized signers of the Company via electronic methods (including facsimile). The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Trustee shall be entitled to rely on Section 7.06 of this Indenture when accepting or acting upon any instructions, communications or documents received by it, and shall not be liable in the event any notice or communication is not received, or is mutilated, illegible, interrupted, duplicated, incomplete, unauthorized or delayed for any reason, including (but not limited to) electronic or telecommunications failure.

Furthermore, notwithstanding the above, if any Trustee receives information or instructions delivered by electronic mail, other electronic method or other unsecured method of communication believed by it to be genuine and to have been sent by the proper person or persons, the Trustee or any Paying Agent, Conversion Agent or Note Registrar shall have (i) no duty or obligation to verify or confirm that the person who sent such instructions is in fact a person authorized to give instructions or directions on behalf of the Company and (ii) absent its or their gross negligence or willful misconduct, no liability for any losses, liabilities, costs or expenses incurred or sustained by any holder, the Company or any other person as a result of such reliance on or compliance with such information or instructions.

Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE, THE NOTE GUARANTEES AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTE GUARANTEES AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date or any settlement date falls on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such Interest Payment Date, Maturity Date, Fundamental Change Repurchase Date, Redemption Date or settlement date, as the case may be, to that next succeeding Business Day.

Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.07, Section 2.08, Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                   , as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, email or other electronic format (i.e., “pdf”, “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign or AdobeSign) or transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, email or other electronic format (i.e., “pdf”, “tif” or “jpg”) (including, without limitation, DocuSign or AdobeSign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in the Notes, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or in connection with a conversion and in no instance shall the Trustee, the Paying Agent, the Conversion Agent or any other agent hereunder be responsible for making such calculations. These calculations include, but are not limited to, determinations of the Closing Prices and/or Daily VWAPs of the Common Stock, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any additional interest on the Notes and the Conversion Rate of the Notes. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. Upon request, the Company shall provide a schedule of its calculations to the Trustee, the Paying Agent or the Conversion Agent, as the case may be, and each of the Trustee, the Paying Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company shall forward its calculations to any Holder of Notes upon the request of that Holder. Neither the Trustee, the Paying Agent nor the Conversion Agent will have any responsibility to make calculations under this Indenture, nor will either of them have any responsibility to monitor the Company’s stock or trading price, determine whether the conditions to convertibility of the Notes have been met or determine whether the circumstances requiring changes to the Conversion Rate have occurred.

Section 17.16. Applicable Law. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Company agrees to provide to the Trustee upon its reasonable request from time to time such identifying information and documentation as may be available to the Company in order to enable the Trustee to comply with Applicable Law.

Section 17.17. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.18. Tax Matters. Notwithstanding any other provision of this Indenture, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Notes (or any payments on the Company’s Common Stock) to, sales proceeds received by, or other funds or assets of, such Holder or beneficial owner. The Company shall give the Trustee notice of the set off of any such payments

Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

The Company hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

XEROX HOLDINGS CORPORATION

By:	/s/ Xavier Heiss
Name:	Xavier Heiss
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

XEROX CORPORATION

By:	/s/ Xavier Heiss
Name:	Xavier Heiss
Title:	Executive Vice President and Chief Financial Officer

XEROX BUSINESS SOLUTIONS, LLC

By:	/s/ Xavier Heiss
Name:	Xavier Heiss
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF XEROX HOLDINGS CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

[1]

This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.06 of the within-mentioned Indenture.

Xerox Holdings Corporation

3.75% Convertible Senior Note due 2030

No. [ ]	[Initially][2] $[ ]

CUSIP No. [98421M AD8 ][Insert for a “restricted” CUSIP number:3]

ISIN No. [US98421MAD83][Insert for a “restricted” CUSIP number:3]

Xerox Holdings Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]4 [     ]5, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]6 [of $[      ]]7, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $400,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on March 15, 2030, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.75% per year from March 11, 2024, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 15, 2030. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing on September 15, 2024, to Holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.07(e), Section 4.07(f) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.07(e), Section 4.07(f) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

[2]	Include if a global note.
[3]

This Note will be deemed to be identified by CUSIP No. 98421M AE6 and ISIN No. US98421MAE66 from and after such time when the Company delivers, pursuant to Section 2.06 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note, subject to the applicable procedures of the Depositary.

[4]	Include if a global note.
[5]	Include if a physical note.
[6]	Include if a global note.
[7]	Include if a physical note.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent, Conversion Agent and Note Registrar in respect of the Notes and its Corporate Trust Office in the United States of America, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by pdf or other electronically-imaged signature (including, without limitation, DocuSign or AdobeSign) by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

XEROX HOLDINGS CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

Xerox Holdings Corporation

3.75% Convertible Senior Note due 2030

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.75% Convertible Senior Notes due 2030 (the “Notes”), limited to the aggregate principal amount of $400,000,000 all issued or to be issued under and pursuant to an Indenture dated as of March 11, 2024 (the “Indenture”), between the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, indemnities and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 30% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes and the Note Guarantees as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option on or after September 20, 2027 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash up to the principal amount hereof being converted and cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the principal amount hereof being converted, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

SCHEDULE OF EXCHANGES OF NOTES

SCHEDULE A8

Xerox Holdings Corporation

3.75% Convertible Senior Notes due 2030

The initial principal amount of this Global Note is [ ] DOLLARS ($[   ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

[8]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

Xerox Holdings Corporation

3.75% Convertible Senior Notes due 2030

To: U.S. Bank Trust Company, National Association, as Conversion Agent

111 Filmore Avenue

St. Paul, MN 55107

Attention: Global Corporate Trust – Xerox Holdings Corporation

Email: CTS.Conversions@usbank.com

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, into cash up to the principal amount hereof being converted and cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the principal amount hereof being converted, in accordance with the terms of the Indenture referred to in this Note, and directs (1) with respect to the transfer agent for the shares of Common Stock, that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and (2) with respect to the Conversion Agent, any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 13.02(d) and Section 13.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Security Delivery Instruction

Wire Payment Instructions

Dated:
Signature(s)

1

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

_________________________ (Name)

_________________________ (Street Address)

_________________________ (City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number (IRS tax forms attached)

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

Xerox Holdings Corporation

3.75% Convertible Senior Notes due 2030

To: U.S. Bank Trust Company, National Association

111 Filmore Avenue

St. Paul, MN 55107

Attention: Global Corporate Trust – Xerox Holdings Corporation

Email: CTS.specfinance@usbank.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Xerox Holdings Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Wire Instructions

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

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Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

_________________________ (Name)

_________________________ (Street Address)

_________________________ (City, State and Zip Code)

Please print name and address

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number (IRS tax forms attached)

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ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Xerox Holdings Corporation

3.75% Convertible Senior Notes due 2030

To: U.S. Bank Trust Company, National Association, as Trustee and Notes Registrar

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To Xerox Holdings Corporation or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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